Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES THIRD QUARTER 2014 RESULTS

NEW YORK—(BUSINESS WIRE)—November 4, 2014—Newcastle Investment Corp. (NYSE: NCT; “Newcastle”, the “Company”) today reported the following information for the quarter ended September 30, 2014.

3Q FINANCIAL HIGHLIGHTS

•	GAAP Income of $4 million, or $0.06 per WA basic share

•	Adjusted Funds from Operations (AFFO) of $41 million, or $0.66 per WA basic share

•	Core Earnings of $29 million, or $0.47 per WA basic share

•	Average uninvested capital of $112 million

3Q BUSINESS HIGHLIGHTS

•	New Senior Investment Group (NYSE: SNR; “New Senior”) distribution scheduled for November 6, 2014

•	Acquired $77 million of senior housing properties, investing $30 million of equity. New Senior portfolio at spin-off will total $1.9 billion of assets and $619 million of equity invested in 99 independent and assisted living properties

•	Realized $38 million return of capital in real estate debt portfolio, leaving remaining recovery value of approximately $350 to $400 million

•	Completed a 3-for-1 reverse split of the outstanding shares on August 18 and a 2-for-1 reverse split of the outstanding shares on October 22. All per share data and share amounts included in this release have been adjusted for the reverse stock splits

	3Q 2014	2Q 2014
Summary Operating Results:
GAAP Income	$4 million*	$31 million*
GAAP Income per WA Basic Share	$0.06	$0.53
Non-GAAP Results:
Adjusted Funds From Operations (AFFO)**	$41 million	$62 million
AFFO per WA Basic Share**	$0.66	$1.06
Core Earnings**	$29 million	$30 million
Core Earnings per WA Basic Share**	$0.47	$0.51
GAAP Book Value:	$13.38	$12.48

WA: Weighted Average

*	3Q 2014 GAAP Income includes $37 million, or $0.59 per WA basic share, of depreciation and amortization. 2Q 2014 GAAP Income includes depreciation and amortization of $31 million, or $0.53 per WA basic share.
**	For a reconciliation of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

Highlights for the quarter ended September 30, 2014

•	New Senior Investment Group (NYSE: SNR) – On October 16, Newcastle’s Board of Directors established November 6, 2014 as the distribution date for the spin-off of New Senior Investment Group, a wholly owned subsidiary of the Company. On the first trading day following the distribution, November 7, 2014, New Senior will be an independent publicly traded real estate investment trust with a diversified portfolio of senior housing properties. As of September 30, New Senior owned 99 senior housing properties, totaling $1.9 billion of assets, throughout the United States.

•	In the third quarter, New Senior acquired 4 senior housing properties for approximately $77 million. The transaction was funded with $47 million of debt and $30 million of equity (including working capital and transaction costs). These assets are managed by Blue Harbor, which is an affiliate of Newcastle’s manager and of Fortress Investment Group LLC.

•	New Senior is also in contract to acquire 8 properties for a total purchase price of $160 million and has an active acquisition pipeline of over $3 billion. There can be no assurance that New Senior will complete investments under contract, which are subject to the completion of diligence and other closing conditions, or any other investments in the pipeline.

•	Real Estate Debt – Newcastle’s debt portfolio generated total return of capital of $38 million from asset sales, paydowns and financings.

•	In July, the Company sold $38 million of residential whole loans at an average price of 91.5% of par, generating a net gain on sale of $7 million and realized $12 million of principal recovery.

•	During the quarter, Newcastle’s CDOs also received $76 million of asset pay downs, resulting in $24 million of principal recovery net to the Company.

•	Capital Raise – In August, Newcastle generated gross proceeds of approximately $201 million through the sale of approximately 7.7 million shares of common stock.

•	Dividend – On September 17, Newcastle declared a third quarter dividend of $0.60 per common share.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Tuesday, November 4, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Third Quarter 2014 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, November 18, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “24936748.”

Investment Portfolio as of September 30, 2014

($ in millions, except where otherwise noted)

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investment
Commercial Assets
CMBS	$240	$168	6.6%	$206	39	B+	2.2
Mezzanine Loans	132	100	4.0%	100	7	88%	1.2
B-Notes	22	19	0.8%	19	1	123%	4.3
Whole Loans	1	1	—%	1	1	12%	0.4
CDO Securities (4)	21	6	0.2%	14	3	B-	7.7
Other Investments (5)	26	26	1.0%	26	1	—	—

Total Commercial Assets	442	320	12.6%	366			2.3

Residential Assets
Residential Loans	5	4	0.2%	4	8	727	1.7
Non-Agency RMBS	87	38	1.5%	60	33	CCC+	6.2
Real Estate ABS	8	—	—%	—	1	C	—

Total Residential Assets	100	42	1.7%	64			5.4

Corporate Assets
REIT Debt	29	29	1.1%	30	5	BB+	0.8
Corporate Bank Loans	170	106	4.2%	106	5	D	1.8

Total Corporate Assets	199	135	5.3%	136			1.7

Total Debt Investments	741	497	19.6%	566			2.6

Other Investments
Senior Housing Investments (6)	1,805	1,697	67.2%	1,697
Golf Investment (6)	371	333	13.2%	333

Total Portfolio/Weighted Average	$2,917	$2,527	100.0%	$2,596

Reconciliation to GAAP total assets:
Other Assets
Subprime mortgage loans subject to call option (7)				406
Cash and restricted cash				262
Assets of discontinued operations				7
Other				112

GAAP total assets				$3,383

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Represents non-consolidated CDO securities, excluding eight securities with a zero value, which had an aggregate face amount of $112.5 million.
(5)	Represents an equity investment in a real estate owned property.
(6)	Face amount of senior housing and golf investments represents the gross carrying amount, including intangibles, and excludes accumulated depreciation and amortization.
(7)	Our subprime mortgage loans subject to call option are excluded from the presentation of our consolidated investment portfolio because they represent an option, not an obligation, to repurchase loans and the option is a noneconomic interest until exercised, and is offset by a liability in an amount equal to the GAAP asset on the consolidated balance sheet.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest income	$27,544	$47,486	$103,889	$171,642
Interest expense	32,549	20,555	102,340	65,263

Net interest income (expense)	(5,005)	26,931	1,549	106,379

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(4,015)	(12,998)	(1,243)	(11,473)
Other-than-temporary impairment on securities	—	—	—	4,405
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	—	—	—	44

Total impairment (reversal)	(4,015)	(12,998)	(1,243)	(7,024)

Net interest income (expense) after impairment/reversal	(990)	39,929	2,792	113,403
Operating Revenues
Rental income	60,828	20,607	167,208	42,799
Care and ancillary income	6,428	3,763	17,555	8,081
Golf course operations	50,414	—	140,699	—
Sales of food and beverages - golf	18,871	—	52,333	—
Other golf revenue	12,209	—	33,832	—

Total operating revenues	148,750	24,370	411,627	50,880

Other Income
Gain on settlement of investments, net	7,007	1,388	49,742	6,451
Gain (loss) on extinguishment of debt	—	3,359	(3,410)	4,565
Other income, net	7,092	1,963	25,258	9,554

Total other income	14,099	6,710	71,590	20,570

Expenses
Loan and security servicing expense	159	908	1,424	2,963
Property operating expenses	26,519	15,542	74,092	31,827
Operating expenses - golf	67,576	—	191,119	—
Cost of sales - golf	8,420	—	23,183	—
General and administrative expense	8,539	9,350	27,380	23,495
Management fee to affiliate	8,106	7,166	23,618	24,879
Depreciation and amortization	37,023	7,678	97,812	15,717

Total expenses	156,342	40,644	438,628	98,881

Income from continuing operations before income tax	5,517	30,365	47,381	85,972
Income tax expense	334	—	1,169	—

Income from continuing operations	5,183	30,365	46,212	85,972
Income (loss) from discontinued operations, net of tax	127	(1,121)	(4,748)	35,008

Net Income	5,310	29,244	41,464	120,980
Preferred dividends	(1,395)	(1,395)	(4,185)	(4,185)
Net loss attributable to noncontrolling interests	21	—	711	—

Income Applicable to Common Stockholders	$3,936	$27,849	$37,990	$116,795

Continued on next page.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income Applicable to Common Stock, per share (1)
Basic	$0.06	$0.57	$0.63	$2.67

Diluted	$0.06	$0.56	$0.62	$2.60

Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests (1)
Basic	$0.06	$0.59	$0.71	$1.87

Diluted	$0.06	$0.58	$0.69	$1.82

Income (loss) from discontinued operations per share of common stock (1)
Basic	$—	$(0.02)	$(0.08)	$0.80

Diluted	$—	$(0.02)	$(0.08)	$0.78

Weighted Average Number of Shares of Common Stock Outstanding (1)
Basic	62,329,023	48,895,648	59,848,506	43,798,831

Diluted	63,865,796	50,171,319	61,630,175	44,842,947

Dividends Declared per Share of Common Stock (1)	$0.60	$0.60	$1.80	$2.94

(1)	All per share amounts and shares outstanding for all periods reflect the 3-for-1 reverse stock split, which was effective after the close of trading on August 18, 2014 and the 2-for-1 reverse stock split, which was effective after the close of trading on October 22, 2014.

Consolidated Balance Sheet

($ in thousands, except per share data)

	September 30, 2014 (Unaudited)	December 31, 2013
Assets
Real estate securities, available-for-sale	$310,639	$984,263
Real estate related and other loans, held-for-sale, net	224,992	437,530
Residential mortgage loans, held-for-investment, net	—	255,450
Residential mortgage loans, held-for-sale, net	4,036	2,185
Subprime mortgage loans subject to call option	406,217	406,217
Investments in senior housing real estate, net of accumulated depreciation	1,582,477	1,362,900
Investments in other real estate, net of accumulated depreciation	245,510	250,208
Intangibles, net of accumulated amortization	201,909	196,407
Other investments	26,456	25,468
Cash and cash equivalents	257,584	73,984
Restricted cash	4,624	5,856
Receivables and other assets	111,996	139,595
Assets of discontinued operations	6,863	697,572

Total Assets	$3,383,303	$4,837,635

Liabilities and Equity
Liabilities
CDO bonds payable	$230,858	$544,525
Other bonds and notes payable	82,063	230,279
Repurchase agreements	63,804	556,347
Mortgage notes payable	1,148,008	1,076,828
Credit facilities and obligations under capital leases, golf	160,692	152,498
Financing of subprime mortgage loans subject to call option	406,217	406,217
Junior subordinated notes payable	51,233	51,237
Dividends payable	40,770	36,075
Accounts payable, accrued expenses and other liabilities	249,065	261,825
Liabilities of discontinued operations	412	295,680

Total Liabilities	$2,433,122	$3,611,511

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of September 30, 2014 and December 31, 2013	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,399,857 and 58,575,583 shares issued and outstanding, at September 30, 2014 and December 31, 2013, respectively	664	586
Additional paid-in capital	3,171,983	2,973,715
Accumulated deficit	(2,350,567)	(1,947,913)
Accumulated other comprehensive income	66,342	76,874

Total Newcastle Stockholders’ Equity	950,005	1,164,845
Noncontrolling interests	176	61,279

Total Equity	$950,181	$1,226,124

Total Liabilities and Equity	$3,383,303	$4,837,635

Reconciliation of Core Earnings

($ in thousands)

	3Q 2014	2Q 2014
Income available for common stockholders	$3,936	$31,029
Add (Deduct):
Impairment (reversal)	(4,015)	1,526
Other (income) loss(A)	(12,716)	(39,488)
Impairment (reversal), other (income) loss, depreciation and amortization and other adjustments from discontinued operations	65	—
Depreciation and amortization(B)	38,262	32,405
Acquisition and spin-off related expenses	3,308	4,484
Restructuring expenses	558	—

Core earnings	$29,398	$29,956

(A)	Net of $1.1 million of deal expenses relating to the sale of the residential loan portfolio during Q3 2014 and net of $1.9 million of deal expenses relating to the sale of the manufactured housing portfolio during Q2 2014. These deal expenses were recorded to general and administrative expense under GAAP during 2014.
(B)	Including accretion of membership deposit liability of $1.2 million in 3Q 2014 and $1.4 million in 2Q 2014.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations.

Core earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above. It also excludes depreciation and amortization charges including the accretion of membership deposit liability, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges and restructuring expenses are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity and is not necessarily indicative of cash available to fund cash needs or of cash available to make distributions to stockholders. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of Adjusted Funds from Operations (“AFFO”)

($ in thousands)

	3Q 2014	2Q 2014
Income available for common stockholders	$3,936	$31,029
Add:
Depreciation and amortization	37,023	31,031

Adjusted Funds from Operations (“AFFO”)	$40,959	$62,060

ADJUSTED FUNDS FROM OPERATIONS

The Company defines Adjusted Funds from Operations (“AFFO”) as net income available for common stockholders plus depreciation and amortization. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and it is not necessarily indicative of cash available to fund cash needs. Our calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the New Senior spin-off and the expected senior housing acquisition pipeline. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.